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                                EXHIBIT 10.21

          FORM OF 8% CONVERTIBLE NOTE ISSUED BY RCI IN JANUARY 1996


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                                                               RCIN-____________
                         CONVERTIBLE PROMISSORY NOTE

$___________                                                    January __, 1996

          For value received, the undersigned, RAPID CAST, INC., a Delaware corporation ("Maker"), promises to pay to ____________________ ("Holder") on December 31, 1999, at such place as Holder may designate the principal sum of _________________________ ($______), together with any accrued and unpaid interest thereon. Interest shall accrue beginning as of the date hereof at the rate of eight percent (8%) per annum and shall be payable on each March 31, June 30, September 30 and December 31 on which this Note is outstanding. Interest shall be computed on the basis of a Three Hundred Sixty Five (365) day year.

          Maker agrees that upon the occurrence of an Event of Default (as defined below) and 15 days (the "Period") following the receipt by Maker of written notice of Holder's determination to accelerate this Note, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable; provided, however, if Maker has cured the Event of Default during the Period, such Event of Default shall be deemed waived. Failure to exercise such option by Holder shall not, except as expressly set forth in the preceding sentence, constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. If the entire principal amount outstanding under this Note and all accrued interest are not paid on or before December 31, 1999, all amounts outstanding under this Note shall bear interest at the rate of sixteen percent (16%) per annum computed on the basis of a Three Hundred Sixty Five (365) day year until all such amounts are paid in full.

          The occurrence at any time of any one or more of the following events shall constitute an Event of Default under this Note: (a) Maker's failure to pay any interest or principal or other amount when due under this Note; (b) the dissolution, liquidation, termination of legal existence, or insolvency of Maker; (c) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker; (d) the sale of all or substantially all of Maker's property or assets; (e) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker.

          Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder that the maximum rate of interest to be paid by Maker to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a lender such as Holder to a borrower such as Maker under the laws of the State of New York. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

          Any amount, outstanding under this Note may be prepaid, in whole or in part, by Maker at any time. Prepayment shall be deemed to occur at the time any such prepayment is placed in the mail or delivered to a messenger or overnight carrier for delivery to Holder; provided, however, that in lieu of accepting such prepayment Holder may, withing five days of receipt of any such prepayment amount, elect to convert this Note in the manner set forth ion the next paragraph hereof. Any prepayments shall be applied to reduce the outstanding principal balance of this Note and shall not relieve Maker of its obligations hereunder to (a) make regularly scheduled interest payments and (b) to repay the remaining

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principal amount when due.  If only a portion of the principal is repaid at any time, Holder shall have the obligation to deliver this Note to Maker and Maker shall have the obligation to deliver a substitute note to Holder reflecting the principal amount outstanding upon such repayment. Maker (x) acknowledges that this Note is one of a series of such notes issued on the date hereof and (y) covenants that any prepayment will only be made pro rata among the holders of such series of notes.

          All, but not less than all, of the principal amount due and owing under this Note may be converted by Holder into such number of shares (the "Conversion Stock") of common stock, par value $.001 per share, of Maker ("Common Stock") as is determined by dividing the principal amount outstanding under this Note by Eighty ($0.80) Cents (the "Conversion Price"), subject to the provisions of the next paragraph hereof. Cash will be paid in lieu of fractional shares of the Conversion Stock. If Holder desires to convert, it shall give written notice thereof (the "Conversion Notice") to Maker and include this Note with the Conversion Notice. Maker shall as promptly as practicable deliver to Holder certificates representing the Conversion Stock and a valid check in the amount of accrued and unpaid interest through the date on which Maker first receives the Conversion Notice. Any such conversion shall not relieve Maker of its obligation to make payments of all interest accrued through the date of conversion.

          The Conversion Price in effect at any time and the number of shares of Conversion Stock to be received by the Holder upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a) In case Maker shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,
     (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Whenever the Conversion Price is adjusted pursuant to subparagraph (a) above, the number of shares of Conversion Stock to be received by the Holder upon the conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares issuable immediately prior to such event by the Conversion Price in effect immediately prior to such event and dividing the product so obtained by the Conversion Price, as adjusted.

          Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

          Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

                                       RAPID CAST, INC.


                                       By: ____________________________________
                                           Jeff Rubin, Executive Vice President